SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2004

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Bank Plaza, Wheeling, WV 26003
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

ITEM 5. Other Events
WesBanco, Inc. announced on June 17, 2004, that it has created two new trusts for the purpose of issuing a combined total of $40 million in Trust Preferred Securities included in a pooled trust preferred program. A copy of the News Release containing the announcement is attached as Exhibit 99 to this report.

ITEM 7. Financial Statements and Exhibits
(c) Exhibits
99 - Press Release issued by WesBanco, Inc., dated June 17, 2004.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

June 18, 2004	/s/Paul M. Limbert
Date	Paul M. Limbert
President & Chief Executive Officer

INDEX TO EXHIBITS
Exhibit Number	Description
99	Press Release from WesBanco, Inc., released on June 17, 2004.